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                                                                 EXHIBIT 10.16

                             STOCK OPTION AGREEMENT

                 THIS STOCK OPTION AGREEMENT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THE OPTIONS GRANTED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                 THIS STOCK OPTION AGREEMENT, dated as of this 31st day of July, 1997, by and between Cummings Point Industries, Inc., a corporation existing under the laws of the State of Delaware (hereinafter referred to as "NATCO" or, together with any and all subsidiaries of NATCO, the "Company") and Frank Smith (hereinafter referred to as "the Executive").

                              W I T N E S S E T H

                 WHEREAS, the Executive received certain Rights under the 1994 Stock Appreciation Rights Plan (the "Plan") of National Tank Company, Inc., and under Section 10(B) of the Plan, such Rights have been cancelled and, as contemplated in this Stock Option Agreement, replaced by Options with terms and conditions which, as closely as possible, produce the same overall economic result to the Executive as the cancelled Rights;

                 and WHEREAS, in order to provide the Executive with an incentive to devote his best skills and efforts to the success of NATCO, the Company deems it to be in its best interests to provide the Executive with Options to purchase shares of NATCO;

                 NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein, the parties hereto hereby agree as follows:

                 1.       OPTIONS.

                 (a) Subject to the terms and upon the conditions contained herein including the vesting requirement contained in Section 6, the Executive shall have the right, privilege, and option to purchase 25,000 shares of common stock of NATCO at a purchase price of $1.96 per share (the "Options").

                 (b) If, subsequent to the date of this Agreement, the Company shall declare and pay any stock dividend or shall divide or combine the outstanding common stock of NATCO through any stock split, stock combination or other recapitalization, the number of shares and purchase price for shares under the Options shall be appropriately adjusted to reflect such stock dividend, stock split, stock combination or other recapitalization. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.



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                 (c)      If, subsequent to the date of this Agreement, as long
as the Company's common stock is not listed or admitted to trade on a national securities exchange, in which case this Section 1(c) does not apply, the Company shall declare and pay a cash dividend on the outstanding common stock of NATCO, then the purchase price in Section 1(a) above shall be appropriately adjusted to reflect such cash dividend. Such adjustment shall be made by the committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive.

                 2.       OPTION PERIOD.

                 Subject to the terms and upon the conditions contained herein, Vested Options may be exercised at any time prior to the earlier to occur of termination of the Options pursuant to Section 5 hereof and the Expiration Date (the "Option Period").

                 3.       METHOD OF EXERCISE.

                 (a) The Options may be exercised only within the Option Period and only (1) by notice in writing of the Executive's exercise of the Options, delivered to the Chief Financial Officer of NATCO or mailed by registered or certified mail, return receipt requested, postage pre-paid, addressed to the Chief Financial Officer of NATCO, c/o National Tank Company, Brookhollow Central III, Suite 750, 2950 North Loop West, Houston, Texas 77092, and (2) by contemporaneous payment to NATCO of the full amount of the purchase price of the common stock being purchased by the Executive pursuant to these Options (together with any amount which is necessary to satisfy any applicable federal, state or local tax requirements), by certified check or official bank check payable to the order of NATCO.

                 (b) The Company may require of the Executive at the time the Options are exercised, that the Executive make or enter into representations and agreements as may be necessary or desirable, in the opinion of the Company, in order to assure compliance with the terms of this Stock Option Agreement and all applicable federal and state securities laws and stock exchange regulations.

                 (c) The Company shall make immediate delivery of all shares purchased by the Executive upon the exercise of the Option, provided that if any law or regulation requires the Company to take any action with respect to the shares being purchased by the Executive pursuant to these Options, then the date of delivery of such shares shall be extended for the period necessary to take such action.

                 4.       STOCKHOLDERS AGREEMENT.

                 In the event the Executive exercises the Options and purchases shares of common stock of NATCO, the shares held by the Executive shall be subject to the terms of the Stockholders Agreement dated the 30th day of June, 1997, by and among Capricorn Investors, L.P., Capricorn Investors II, L.P. and Cummings Point Industries, Inc., attached hereto as Exhibit A.





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                 5.       TERMINATION OF OPTIONS.

                 (a) The Options, to the extent not heretofore exercised, shall terminate and cease to be exercisable on the date on which the first of the following events occurs:

                          (1) the termination of the Executive's employment with the Company for Cause;

                          (2) thirty (30) days after the termination of the Executive's employment with the Company for any reason other than Cause;

                          (3) thirty (30) days after an Alteration in the employment of the Executive by the Company;

                          (4) expiration of the Option Period as provided in Section 2 of this Stock Option Agreement.

                 (b) The Company may at its election cause the Options to terminate in the event of a Sale of the Company provided that the Company gives the Executive written notice at least thirty (30) days prior to any
transaction that  would  result  in  the  termination  of   the Executive's
Options pursuant to this Section 5(b).

                 6.       VESTING.

                 (a) Except as otherwise set forth herein, as long as the Executive continues as an officer or employee of the Company or a subsidiary, the Options will vest over three years, with one-third (33 1/3%) vesting at the end of each anniversary year after the Award Date, and no additional fractional amount vesting until the completion of each anniversary year. The Executive shall have no right to purchase shares pursuant to the Options until or unless the Options are vested.

                 (b) Notwithstanding Section 6(a) above, in the event of a Sale of the Company, the Options shall become fully vested in the following circumstances:

                          (1) Upon notice by the Company of termination of the Options pursuant to Section 5(b). Notwithstanding anything herein to the contrary, however, termination of the Options pursuant to
         Section 5(b) shall not result in the vesting of otherwise unvested Options if the Company in the case of a Change of Control, or the surviving corporation in the case of a merger, or any purchasing corporation in the case of a sale of all or substantially all of the assets of the Company, agrees to provide the Executive with a combination of options, deferred compensation, bonuses or other incentive programs, with terms and conditions which, as closely as possible, produce the same overall economic result to the Executive as the terminated but unvested Options;

                          (2) The Company does not terminate the Options pursuant to Section 5(b), but a Change of Control has occurred and there is an Alteration in the employment of





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         the Executive.  Notwithstanding anything herein to the contrary, however, an Alteration shall not be deemed to have occurred in connection with a Change of Control for purposes of this Paragraph 6(b) if (i) the Company, in the case of a Change of Control, or the surviving corporation in the case of a merger, or the purchasing corporation in the case of a sale of all or substantially all the assets of the Company, agrees to employ the Executive on terms substantially similar to the terms of Executive's employment with the Company prior to such Change of Control (or as otherwise agreed by such entity and the Executive), or (ii) the Alteration was for Cause.

                 (c) The Options shall become fully vested in the event of: (i) death of the Executive while employed by the Company, or (ii) termination by reason of disability (as defined from time to time by the Committee) of the Executive while employed by the Company.

                 7.       PURCHASE OF VESTED OPTIONS BY THE COMPANY.

                 (a) The Executive will be entitled to tender and NATCO will be obligated to purchase Vested Options held by the Executive on the following occasions ("Option Purchase Periods"):

                          (1) for a period of thirty (30) days after the termination of the Executive's employment with the Company for any reason other than Cause;

                          (2) for a period of thirty (30) days after an Alteration in the employment of the Executive;

                          (3) for a period of thirty (30) days after notice provided by the Company that the Options will be terminated pursuant to Section 5(b) herein; and

                           (4) for a period of six (6) months prior to the Expiration Date.

                 (b) The Executive will only be entitled to tender Vested Options to the Company during an Option Purchase Period and will do so by notice in writing, specifying the number of Vested Options being tendered, delivered to the Chief Financial Officer of NATCO or mailed by registered or certified mail, return receipt requested, postage pre-paid, addressed to the Chief Financial Officer of NATCO, c/o National Tank Company, Brookhollow Central III, Suite 750, 2950 North Loop West, Houston, Texas 77092. The above notwithstanding, in the event of the Executive's death, the Executive's estate shall be deemed to have tendered the Executive's Vested Options to the Company as of the day following the date of the Executive's death.

                 (c) NATCO shall purchase Vested Options properly tendered under this Section 7 for cash. The amount in cash will be determined by multiplying (i) the number of Vested Options being tendered times (ii) the difference between (x) the Fair Market Value per share of the Company's common stock on the tender date and (y) the price set forth in Section 1(a).





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                 (d)      At the company's option, the amount paid to the
Executive to purchase Vested Options under this Section 7 may be in a lump sum, which will be paid no later than 90 days from the date of the tender, or in 12 equal quarterly payments over a three year period bearing interest at the Reference Rate.

                 (e) For purposes of Section 7(c), the Fair Market Value per share of the Company's common stock shall mean:

                          (1) if the stock is listed or admitted to trade on a national securities exchange, the average price of the stock over the last ten trading days on the composite tape of the principal national securities exchange on which the stock is so listed or admitted to trade;

                          (2) if the stock is not listed or admitted to trade on a national securities exchange, the mean between the last reported bid and asked price for the stock over the last ten trading days as furnished by (a) the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or (b) a service such as the national Quotation Bureau if such bid and asked price is regularly quoted therein; or

                          (3) if conditions (1) and (2) do not apply, the Fair Market Value of the Company's Common Stock shall mean the value established by the Committee. To the extent possible, in determining such value, the Committee shall analyze present value of projected cash flow, multiples in relation to comparable companies (reflecting such liquidity discounts as are appropriate), and other such methodologies as are typical in valuing private companies.

                 (f) The Company shall have the right to deduct from any payments to be made to the Executive hereunder any amounts that federal, state or local tax law requires to be withheld with respect to amounts payable to the Executive upon the tender of any Vested Option.

                 (g) Anything herein to the contrary notwithstanding, if at the time of the tender of a Vested Option, the Company is in default under any loan agreements to which the Company is a party, or if any payment to Executive under this Section 7 would cause the Company to be in default under any such agreement, then amounts otherwise payable to an Executive hereunder shall not be paid, and the Company shall have no obligation to make such payment, as long as such default continues. Amounts not paid by reason of the provisions of this Paragraph 7(g) shall accrue interest from the time such amounts would otherwise have been paid until the time such amounts are actually paid at a rate per annum equal to the Reference Rate.

                 8.       NON-TRANSFERABILITY OF OPTIONS.

                 The Options may not be sold, hypothecated, transferred or otherwise disposed of, and may only be exercised by the Executive, or his estate. If the Executive's estate exercises the





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Options, the estate shall be bound by all conditions, restrictions, and limitations that otherwise would have applied to the Executive had the Executive exercised the Options.

                 9.       NO RIGHTS AS STOCKHOLDER.

                 The Executive shall have none of the rights of a stockholder of NATCO with respect to any of the shares of common stock issuable under the Options unless and until such shares of common stock have been purchased by the Executive in accordance with the terms and conditions of this Stock Option Agreement.


                 10.      RIGHT TO TERMINATE EMPLOYMENT.

                 Nothing herein shall be construed to confer upon an Executive the right to continue in the employment of the Company or affect the right of the Company to terminate the Executive's employment at any time.


                 11.      NO RIGHTS AS SECURED CREDITOR.

                 Anything herein to the contrary expressed or implied notwithstanding, if an Executive otherwise entitled to payment under Section 7 above does not receive payment by reason of the provisions of Section 7(g), or for any other reason, the rights of the Executive with regard to such payment and any accrued interest as provided herein shall be those of an unsecured creditor of the Company and such rights shall be subordinate and junior to all senior and institutional indebtedness, all indebtedness for borrowed money and all secured indebtedness of the Company.

                 12.      REPRESENTATION AS TO INVESTMENT.

                 The Executive represents and warrants to NATCO that all shares purchased under this Stock Option Agreement shall be acquired for the Executive's own account and not with a view to distribution. The Executive acknowledges that the Executive may not sell, assign, transfer or otherwise dispose of any shares purchased under this Stock Option Agreement, or of any of his right, title or interest therein, in the absence of either a registration statement under the Securities Act of 1933, as amended (the "Act") or an exemption from the registration provisions of the Act, and agrees that certificates representing the shares may contain a legend to such effect. The exercise of these Options and the delivery of shares hereunder is contingent upon the Company being furnished by the Executive with a statement in writing at the time of such exercise confirming the accuracy of the foregoing representation and warranty.





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                 13.      NOTICE.

                 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Executive, to him at:


                 If to NATCO, to it at:
                 Cummings Point Industries, Inc.
                 30 East Elm Street
                 Greenwich, Connecticut 06830
                 Attention:  President

                 With a copy to:
                 Vinson & Elkins
                 1001 Fannin, Suite 3619
                 Houston, Texas 77002-6760
                 Attention:  Mr. William E. Joor

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications hereunder shall be effective when actually received by the addressee.

                 14.      AMENDMENT.

                 This Stock Option Agreement may only be modified, supplemented or amended by a written instrument executed by the party against whom which enforcement of such modification, supplement or amendment is sought.

                 15.      HEADINGS.

                 The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Stock Option Agreement.

                 16.      GOVERNING LAW.

                 This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.





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                 17.      INTERPRETATION OF THE AGREEMENT.

                 (a) Any determination required by or resolution of any dispute arising out of this Option Agreement, and Sections 1(b), 5(b), 6(b), 7(e), or any other Section without limitation, shall be made by a Committee (the "Committee") consisting of two members of the Board of Directors of the Company. The determinations of the Committee shall be conclusive.

                 (b) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Option Agreement. The Company hereby agrees to indemnify each member of the Committee to the extent permitted by applicable law and the By-laws of the Company for all costs, charges, expenses, liabilities and losses incurred or arising in connection with the member's actions in interpreting this Option Agreement.

                 (c) The Board of Directors, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desire to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

                 18.      DEFINITIONS.

                 "Affiliate" means any corporation that would be a member of a controlled group of corporations with the Company within the meaning of Section 1563(a) of the Internal Revenue Code of 1986, as amended.

                 "Alteration" in the employment of the Executive means, following a Change of Control, (a) the Executive's employment with the Company is terminated; (b) the Company, without the Executive's consent, reduces the annual base salary of the Executive in effect immediately prior to the Change of Control; or (c) the Company, without the Executive's consent, reassigns the Executive to a location which is more than fifty (50) miles from the principal location at which the Executive worked for the Company immediately prior to the Change of Control.

                 "Award Date" means June 21, 1994.

                 "Cause" means the Executive engages in theft, dishonesty, neglect of duty or misconduct in the discharge of the Executive's duties and responsibilities.

                 "Change of Control" shall be deemed to have occurred in the event and only in the event of a Sale of the Company.

                 "Expiration Date" means December 21, 2001.

                 "Reference Rate" means the prime rate of interest as published in the Wall Street Journal.





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                 "Sale of the Company" means (a) sale of all or substantially all of the common stock of NATCO to any party or parties other than the Executive, regardless of whether such sale is effected in a single transaction or a series of related transactions, provided that as a result Capricorn Investors, L.P., Capricorn Investors II, L.P., and any Affiliate of the Company, taken together ("Capricorn"), would thereafter own less than twenty percent (20%) of the common stock of the Company, (b) a sale of all or substantially all of the Company's assets or (c) a merger or consolidation of the Company with and into another corporation if immediately after the merger Capricorn owns less than twenty percent (20%) of the common stock of such other corporation.

                 "Vested Options" means Options which are vested as provided in
Section 6(a), 6 (b) or 6(c).

                 In witness whereof, the parties hereto have executed this Agreement as of the date first above written.


CUMMINGS POINT INDUSTRIES, INC.



By /s/ N. A. Gregory                      /s/ FRANK SMITH
  -----------------------------        --------------------------------
Title:  Chairman
      -------------------------




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